Exhibit 3.9

CERTIFICATE OF FORMATION

OF

RICE DRILLING B LLC

The undersigned, being an authorized person, for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act, Chapter 18, Title 6, Delaware Code, Section 18-101 et seq. (the “Act”), hereby certifies, pursuant to Section 18-201(a) of the Act, that:

1.	Name of Limited Liability Company. The name of the limited liability company (the “Company”) is: Rice Drilling B LLC.

2.	Registered Office and Agent. The address of the Company’s registered office in the State of Delaware is: c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The name and address of the Company’s registered agent for service of process are: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

3.	Term. The Company is to have perpetual existence, unless sooner dissolved by agreement of the Members or by operation of law.

This Certificate of Formation is duly executed and filed pursuant to the provisions of Section 18-201 of the Act.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Rice Drilling B LLC this 12th day of February 2008.

/s/ Jay D. Rosenbaum
Jay D. Rosenbaum
Authorized Signatory

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

Rice Drilling B LLC

The Limited Liability Company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

FIRST: The name of the Limited Liability Company is Rice Drilling B LLC.

SECOND: The Registered Office of the Limited Liability Company in the State of Delaware is changed to 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The name of the Registered Agent at such address upon whom process against this Limited Liability Company may be served is Harvard Business Services, Inc.

IN WITNESS WHEREOF, said Rice Drilling B LLC has caused this certificate to be signed by its Authorized Person this 3rd day of June, 2013.

By: /S/ Daniel Rice
Authorized Person

Name: Daniel Rice
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